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                                  EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders,
Infotopia, Inc.
218 Tearall
Raynham, Massachusetts 02767

         We hereby consent to the incorporation in this Registration Statement on Form SB-2 being filed by Infotopia, Inc. (the "Company") of our report dated April 20, 2000 appearing in the Company's Annual Report on Form 10-KSB for the fiscal year ended February 29, 2000 (the "Form 10-KSB") on our audit of the financial statements of the Company as of February 29, 2000. We also consent to the reference to our firm under the caption "Experts" in the prospectus of this Registration Statement.



                                       Randy Simpson, CPA, P.C.


                                       By:    /s/ Randy Simpson
                                          -------------------------------
                                                  Randy Simpson



October 17, 2000


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